UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2021

YOUNGEVITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38116	90-0890517
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 Boswell Road, Chula Vista, CA 91914
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 934-3980

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	YGYI	OTCQX Market
Series D Preferred Stock	YGYIP	OTCQX Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.   Entry into a Material Definitive Agreement.

On February 18, 2021, Youngevity International, Inc. (the “Company”) entered into note amendments (the “6% Note Amendments”) with the holders of $1,000,000 aggregate principal amount of those certain 6% secured convertible notes (the “6% Notes”), issued by the Company to such investors (the “Investors”) on February 15, 2019. The 6% Note Amendments extend the maturity date of the 6% Notes held by the Investors to February 15, 2022 and increase the interest rate to 16%. On February 18, 2021, the Company and the Investors, also entered into note amendments (the “8% Note Amendments”) with respect to $2,000,000 aggregate principal amount of those certain 8% secured notes (the “8% Notes”), issued by the Company to such Investors on March 15, 2019. The 8% Note Amendments extend the maturity date of the 8% Notes held by the Investors to May 18, 2022 and increase the interest rate to 16%. In connection with the foregoing the Company issued as an inducement to the Investors an aggregate of 550,000 shares of its restricted common stock and issued to the Investors a four-year warrant (“Warrant”) to purchase up to 150,000 shares of its restricted common stock at an exercise price of $1.00.

The foregoing description of the terms of the Warrant, 6% Note Amendments and 8% Note Amendments do not purport to be complete and is subject to and is qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 15, 2021, $900,000 in principal amount of the 6% Notes issued by the Company to investors in February 2019 have become due and matured in accordance with their terms. The Company did not make the payment due upon the maturity date of these notes and is in negotiations regarding a forbearance. Pursuant to a Security Agreement, dated February 15, 2019, entered into by the Company with the several holders of the 6% Notes, the 6% Notes are secured by a first priority lien granted by the Company on all the shares of its subsidiary Khrysos Industries, Inc.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the securities of the Company set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Company issued the shares of common stock and Warrant to the Investors in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration for private placements based in part on the representations made by the Investors with respect to their status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

4.1	Warrant Agreement

4.2	Amendment to 6% Secured Convertible Note with Thomas Bibb

4.3	Amendment to 6% Secured Convertible Note with Joy Pipe USA LP

4.4	Amendment to 8% Secured Note with Thomas Bibb

4.5	Amendment to 8% Secured Note with Joy Pipe USA LP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUNGEVITY INTERNATIONAL, INC.

Date: February 19, 2021	By: /s/ William Thompson
Name: William Thompson
Title: Chief Financial Officer